SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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VALIC COMPANY I

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VALIC Company I

International Value Fund

(the “Fund”)

2919 Allen Parkway, 8th floor,

Houston, Texas 77019

June 27, 2024

Dear Participant:

At a meeting held on January 23-24, 2024 (the “Meeting”), the Board of Directors (the “Board”) of VALIC Company I (“VC I”) approved investment sub-advisory agreements between the Variable Annuity Life Insurance Company, the Fund’s investment adviser, and each of Goldman Sachs Asset Management, L.P. (“GSAM”) and Columbia Management Investment Advisers, LLC (“Columbia”) (each, a “Subadviser,” and collectively, the “Subadvisers”) with respect to the Fund (each, a “New Sub-Advisory Agreement,” and collectively, the “New Sub-Advisory Agreements”). GSAM and Columbia replaced Allspring Global Investments, LLC (“Allspring”) as the subadviser to the Fund. The Fund is a series of VC I. The New Sub-Advisory Agreements became effective on April 29, 2024 (the “Effective Date”).

In connection with the appointment of GSAM and Columbia, there were changes to the Fund’s principal investment strategies and techniques. These changes also became effective on the Effective Date. The appointment of GSAM and Columbia did not result in any change to the advisory fees or expenses payable by the Fund.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the New Sub-Advisory Agreements, GSAM, and Columbia.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,

/s/ John T. Genoy

John T. Genoy

President

VALIC Company I

VALIC Company I

2919 Allen Parkway, 8th floor,

Houston, Texas 77019

International Value Fund

(the “Fund”)

INFORMATION STATEMENT

REGARDING TWO NEW SUB-ADVISORY AGREEMENTS FOR THE INTERNATIONAL VALUE FUND

You have received this Information Statement because, on April 29, 2024, you owned interests in the Fund within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”).

Purpose of the Information Statement

You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the decision by the Board of Directors (the “Board”) of VALIC Company I (“VC I”) to approve investment sub-advisory agreements between the Variable Annuity Life Insurance Company, the Fund’s investment adviser, and each of Goldman Sachs Asset Management, L.P. (“GSAM”) and Columbia Management Investment Advisers, LLC (“Columbia”) (each, a “Subadviser,” and collectively, the “Subadvisers”) with respect to the Fund (each, a “New Sub-Advisory Agreement”, and collectively, the “New Sub-Advisory Agreements”). The New Sub-Advisory Agreements replaced the prior investment sub-advisory agreements (the “Prior Sub-Advisory Agreements”) between VALIC and Allspring Global Investments, LLC (“Allspring”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

VC I relies upon an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to enter into and materially amend subadvisory agreements with unaffiliated sub-advisers without obtaining shareholder approval. The Board, including a majority of the directors who are not “interested persons” of the Company, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change or add sub-advisers when it is determined that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund must provide information to shareholders about a new sub-adviser and the sub-advisory agreement within 60 days of the hiring of a new sub-adviser. This Information Statement is being provided to you to satisfy this requirement. The order also permits the Fund to disclose fees paid by VALIC to subadvisers on an aggregate, rather than individual, basis. In addition, pursuant to no-action relief, the SEC Staff has extended multi-manager relief to any affiliated subadviser, provided certain conditions are met. The Fund’s shareholders have approved the Fund’s reliance on the no-action relief. VALIC will determine if and when the Fund should rely on the no-action relief. The Prospectus will be updated in advance of the no-action relief being relied upon by the Fund.

This Information Statement is being posted on or about June 28, 2024, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on April 29, 2024 (the “Record Date”) at https://www.corebridgefinancial.com/rs/prospectus-and-reports/information-statements.

The Adviser and the Fund

VALIC is an investment adviser registered with the SEC and is located at 2919 Allen Parkway, 8th floor, Houston, Texas 77019. Pursuant to an Investment Advisory Agreement between VALIC and VC I, dated January 1, 2002, as amended (the “Advisory Agreement”), VALIC serves as investment adviser to the Fund. The Advisory Agreement was last approved by the Board at a meeting held on August 1-2, 2023. VALIC is an indirect, wholly-owned subsidiary of Corebridge Financial, Inc. (“Corebridge”). American International Group, Inc.’s (“AIG”) share ownership of Corebridge, the publicly-traded parent company of VALIC, and the rights granted to AIG by Corebridge as part of a separation agreement between AIG and Corebridge, provide AIG with control over Corebridge’s corporate and business activities.

Pursuant to the terms of the Advisory Agreement, VALIC acts as an adviser for VC I, and each series thereof, and manages the daily business affairs of VC I. VALIC employs sub-advisers, such as GSAM and Columbia, that make investment decisions for VC I. The Advisory Agreement further provides that VALIC furnishes office space, facilities, equipment, and personnel adequate to provide the services and pays the compensation of the members of the Board who are “interested persons” of VC I or VALIC. In addition, VALIC monitors and reviews the activities of VC I’s sub-advisers and other third-party service providers and makes changes and/or replacements when deemed appropriate. In addition, VALIC provides comprehensive investment and compliance monitoring, including, among other things, monitoring of each sub-adviser’s performance, and conducts reviews of each sub-adviser’s brokerage arrangements and best execution. VALIC also provides the Board with quarterly reports at each regular meeting regarding VC I and each series thereof.

There were no changes to the Advisory Agreement or VALIC’s advisory fees in connection with the approval of the New Sub-Advisory Agreements. For the fiscal year ended May 31, 2024, the Fund paid VALIC advisory fees, based on its average daily net assets pursuant to the Advisory Agreement as shown in the chart below. Had the changes described above (the “New Arrangements”) been implemented at the beginning of the fiscal year ended May 31, 2024, the subadvisory fees paid by VALIC would have decreased and the gross advisory fees retained by VALIC with respect to the Fund would have increased. The following shows what the aggregate subadvisory fees paid and the advisory fees retained were for the fiscal year ended May 31, 2024, compared to what they would have been had the New Arrangements been in place for the entire fiscal year ended May 31, 2024.

	Year Ended May 31, 2024

	Actual		New Arrangements		Difference

	Dollar Amount	% of Net Assets	Dollar Amount	% of Net Assets	Dollar Amount	% of Net Assets	% Increase (Decrease)

Gross Advisory Fees	$3,445,736	0.71%	$3,445,736	0.71%	$0	0.00%	0%

Aggregate Subadvisory Fees Paid	$1,694,340	0.35%	$1,544,804	0.32%	$(149,536)	(0.03)%	(8.8)%

	Year Ended May 31, 2024

	Actual		New Arrangements		Difference

	Dollar Amount	% of Net Assets	Dollar Amount	% of Net Assets	Dollar Amount	% of Net Assets	% Increase (Decrease)

Advisory Fees Retained (Gross)	$1,751,396	0.36%	$1,900,932	0.39%	$149,536	0.03%	8.5%

Advisory Fees Waived/Expenses Reimbursed	$341,924	0.07%	$341,924	0.07%	$0	0.00%	0%

Advisory Fees Retained (Net)	$1,409,472	0.29%	$1,559,008	0.32%	$149,536	0.03%	10.6%

The subadvisory fees paid and the advisory fees that would be retained by VALIC under the New Arrangements are hypothetical and are designed to help you understand the potential effects of the New Sub-Advisory Agreements. The actual fees paid to VALIC, and the actual advisory fees retained by VALIC under the New Arrangements may be different due to fluctuating asset levels and a variety of other factors.

The New Sub-Advisory Agreements

Under the terms of each New Sub-Advisory Agreement, subject to the control, direction, and supervision of VALIC, each Subadviser shall (1) manage the investment and reinvestment of the assets of the Fund including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in the Fund’s portfolio, and the formulation and implementation of investment programs; (2) maintain a trading desk and place orders for the purchase and sale of portfolio investments for the Fund’s account with brokers or dealers selected by the subadviser, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers, subject to the subadviser’s control, direction, and supervision, which brokers or dealers may include brokers or dealers affiliated with the subadviser, subject to applicable law; (3) assist the Fund and its agents in determining whether prices obtained by the Fund and its agents for valuation purposes are consistent with the prices on the subadviser’s portfolio records relating to the assets of the Fund. In performing the services described above, the subadviser shall use its best efforts to obtain for the Fund the best execution of portfolio transactions, under the circumstances of each trade and on the basis of all relevant factors and considerations.

The New Sub-Advisory Agreements between VALIC and each of GSAM and Columbia and the Prior Sub-Advisory Agreement between VALIC and Allspring are similar, except that the New Sub-Advisory Agreements materially differ, among other things, in: (i) the name of the subadviser; (ii) the effective date of the agreement; (iii) the addition of language permitting the subadviser, in its discretion and without prior consultation with VALIC or the Board, to determine the industries, securities and other investments to be represented in the Fund’s portfolio; (iv) the addition of language permitting the subadviser to delegate any or all of its discretionary investment, advisory and other rights, powers and functions hereunder to any advisory affiliate without further written consent of

VALIC; (v) the addition of language expressly permitting the subadviser to engage its affiliates, VALIC and its affiliates or any other sub-adviser to the Company and its respective affiliates, as broker-dealers or futures commission merchants; (vi) the addition that the subadviser shall not be responsible for taking any action on behalf of the Fund in connection with any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceeding; (vii) the express prohibition of the subadviser from consulting with any other sub-adviser of the Fund (or any other subadviser to a fund under common control with the Fund) regarding any securities transactions of the Fund except as permitted by federal laws; (viii) the addition that the subadviser has no independent responsibility to test for Fund compliance with Subchapter M and Section 817(h) of the Internal Revenue Code of 1986, as amended, and shall rely completely on VALIC’s determination of such compliance; (ix) the addition of language stating that no future performance, specific level of performance or success of any investment decision or strategy is guaranteed by the subadviser; (x) the addition of language that the subadviser will only manage those assets of the Fund allocated to the subadviser’s management by VALIC and in making investment decisions for the Fund; (xi) the revision of the payment due date from 15 business days to 15 days following the end of the month; (xii) the addition of a representation that VALIC has the authority to delegate some or all of its responsibilities to one or more subadvisers; (xii) the deletion of language requiring VALIC to provide the subadviser with lists and details relating to all custodial accounts containing assets being managed by the subadviser; (xiv) the deletion of language requiring VALIC to provide the subadviser with documents, materials or information that the subadviser may reasonably request, including due diligence materials and materially updated Form ADVs; (xv) the deletion of language permitting the subadviser to use the name of VALIC or the Company in any material that refers merely to the appointment of the subadviser pursuant to the subadvisory agreement; and (xvi) the revision of the governing law provision to state that the GSAM Subadvisory Agreement will be interpreted in accordance with the laws of the State of New York and not Texas.

The New Sub-Advisory Agreements shall continue in effect for two years from their effective dates. Thereafter, the New Sub-Advisory Agreements shall continue in effect subject to the termination provisions and all other terms and conditions thereof, only so long as such continuance is approved at least annually by the vote of a majority of Independent Directors, cast in person at a meeting called for voting on such approval, and by a vote of a majority of VC I’s Board or a majority of that Fund’s outstanding voting securities (as defined in the 1940 Act). Each of the New Sub-Advisory Agreements may be terminated by VALIC or the Sub-Adviser at any time, without the payment of any penalty, upon giving GSAM and/or Columbia 60 days’ notice (which notice may be waived by GSAM and/or Columbia), provided that such termination by VALIC shall be directed or approved by the vote of a majority of the Directors of VC I in office at the time or by the vote of the holders of a majority of the outstanding voting securities of the Fund entitled to vote, or by GSAM and/or Columbia on 60 days written notice (which notice may be waived by VALIC), and will terminate automatically upon any termination of the Advisory Agreement between VC I and VALIC with respect to the Fund. The New Sub-Advisory Agreements will also immediately terminate in the event of their assignment. The New Amendment No. 6 to the Sub-Advisory Agreement with GSAM is attached as Exhibit A and the New Amendment No. 1 to the Sub-Advisory Agreement with Columbia is attached as Exhibit B.

Since VALIC, and not the Fund, is responsible for the payment of subadvisory fees, the fees and expenses paid by the Fund’s shareholders will not increase as a result of the approval of the New Sub-Advisory Agreements. The proposed subadvisory fees were negotiated at arms-length, based on a variety of factors, including the value of the services to be provided, the competitive environment in which the Fund is marketed, the investment characteristics of the Fund relative to other similar funds, and the fees charged to comparable products within the industry. Based on these considerations, and as hereinafter discussed in detail, management believes that the proposed subadvisory fees, and the management fees to be retained by VALIC, are fair and reasonable.

In connection with the appointment of GSAM and Columbia, and as set forth in the supplement to the Fund’s prospectus dated April 29, 2024, there were changes to the Fund’s principal investment strategies and techniques that went into effect on the Effective Date.

GSAM selects investments using an investment philosophy and a valuation discipline designed to identify what GSAM believes are well-positioned, cash-generating businesses run by shareholder-oriented management teams. GSAM employs a fundamental investment process that may integrate environmental, social, and governance factors alongside traditional fundamental factors. No one factor or consideration is determinative in the stock selection process. In the portion of the Fund subadvised by GSAM, the Fund expects to invest a majority of its assets in a diversified portfolio of equity investments of dividend-paying non-U.S. issuers. A substantial portion of the assets in GSAM’s sleeve are invested in the securities of issuers located in the developed countries of Western Europe and Australia, Japan, and New Zealand. The Fund’s investments in a particular developed country may exceed 25% of its investment portfolio.

Columbia employs fundamental analysis with risk management in identifying value opportunities and constructing the Fund’s portfolio. In selecting investments, Columbia considers, among other factors: businesses that are believed to be fundamentally sound and undervalued due to investor indifference, investor misperception of company prospects, or other factors; various measures of valuation, including price-to-cash flow, price-to-earnings, price-to-sales, and price-to-book value, with Columbia believing that companies with lower valuations are generally more likely to provide opportunities for capital appreciation; a company’s current operating margins relative to its historic range and future potential; and/or potential indicators of stock price appreciation, such as anticipated earnings growth, company restructuring, changes in management, business model changes, new product opportunities or anticipated improvements in macroeconomic factors. Columbia may sell a security when the security’s price reaches a target set by Columbia; if Columbia believes that there is a deterioration in the issuer’s financial circumstances or fundamental prospects; if other investments are more attractive; or for other reasons.

Factors Considered by the Board

In connection with the approval of the New Sub-Advisory Agreements with each of Columbia and GSAM, the Board, including the Independent Directors, received materials relating to certain factors the Board considered in determining whether to approve the New Sub-Advisory Agreements with each of Columbia and GSAM. Those factors, which were considered separately for each of Columbia and GSAM, included: (1) the nature, extent, and quality of the services to be provided to the Fund by each of Columbia and GSAM; (2) the key personnel of Columbia and GSAM who will provide services to the Fund; (3) Columbia’s and GSAM’s compliance policies and procedures; (4) Columbia’s and GSAM’s brokerage and soft dollar practices; and (5) information relating to any economies of scale and other benefits to be realized by Columbia and GSAM as a result of the New Sub-Advisory Agreements with each of Columbia and GSAM, respectively.

In considering whether to approve the New Sub-Advisory Agreements with each of Columbia and GSAM, the Board also took into account a presentation made at the Meeting by members of management as well as by representatives from Columbia and GSAM. The Board noted that in accordance with Section 15(c) of the 1940 Act, Columbia and GSAM each furnished the Board with extensive information in connection with the consideration of the New Sub-Advisory Agreements with each of Columbia and GSAM. The Independent Directors were separately represented by counsel that is independent of VALIC in connection with their consideration of approval of the New Sub-Advisory Agreements with each of Columbia and GSAM. The matters discussed below were also considered separately by the Independent Directors in executive sessions with their independent legal counsel, at which no representatives of management were present.

Nature, Extent, and Quality of Services. The Board considered the nature, extent, and quality of services to be provided to the Fund by each of Columbia and GSAM. The Board reviewed information provided by each of Columbia and GSAM relating to their respective operations and personnel. The Board also noted that each of Columbia’s and GSAM’s management of the Fund will be subject to the oversight of VALIC and the Board, and must be done in accordance with the investment objectives, policies, and restrictions set forth in the Fund’s prospectus and statement of additional information.

The Board considered information provided to them regarding the services to be provided by each of Columbia and GSAM, including a presentation from Columbia and GSAM, respectively. The Board noted that each of Columbia and GSAM will determine the securities to be purchased or sold on behalf of the Fund for its respective sleeve and will be responsible for providing VALIC with records concerning its activities, which VALIC or the Fund are required to maintain; and for rendering regular reports to VALIC and officers and Directors of the Fund concerning its discharge of the foregoing responsibilities. The Board reviewed information regarding the qualifications, background, and responsibilities of each of Columbia’s and GSAM’s investment and compliance personnel who would provide services to the Fund. The Board also took into account the financial condition of each of Columbia and GSAM. The Board also reviewed each of Columbia’s and GSAM’s brokerage practices. The Board also considered each of Columbia’s and GSAM’s risk management processes and regulatory history, including information regarding whether it was currently involved in any regulatory actions or investigations as well as material litigation that may affect its ability to service the Fund.

The Board concluded that the scope and quality of the services to be provided by each of Columbia and GSAM were expected to be satisfactory and that there was a reasonable basis to conclude that each of Columbia and GSAM would provide a high quality of investment services to the Fund.

Fees and Expenses; Investment Performance. The Board received and reviewed information regarding the fees proposed to be charged by each of Columbia and GSAM for sub-advisory services compared against the sub-advisory fees of the funds in the Fund’s Subadvisory Expense Group/Universe. The Board noted that VALIC negotiated the sub-advisory fee with each of Columbia and GSAM at arm’s length. The Board also noted that the sub-advisory fee rate to be payable to each of Columbia and GSAM pursuant to the New Sub-Advisory Agreements with each of Columbia and GSAM is lower than the sub-advisory fee rate payable to Allspring pursuant to the Prior Sub-Advisory Agreement with Allspring. The Board considered that the sub-advisory fees will be paid by VALIC out of the advisory fees it receives from the Fund, that the sub-advisory fees are not paid by the Fund, and that sub-advisory fees may vary widely for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. Therefore, the Board considered that the engagement of each of Columbia and GSAM will not result in any change to the management fee paid by the Fund to VALIC. The Board also reviewed performance information provided by each of Columbia and GSAM related to their similarly managed composites.

Cost of Services and Indirect Benefits/Profitability. The Board considered the cost of services and profits expected to be realized in connection with the New Sub-Advisory Agreements with each of Columbia and GSAM. The Board noted that the sub-advisory fee rate proposed to be paid pursuant to the New Sub-Advisory Agreements with each of Columbia and GSAM would be lower than the current sub-advisory fee as a result of the changes in sub-adviser and considered the impact of the sub-adviser change on VALIC’s profitability. The Board considered that the sub-advisory fee rates were negotiated with each of Columbia and GSAM at arm’s length. In considering the anticipated profitability to Columbia and GSAM in connection with its relationship to the Fund, the Directors noted that the fees under the New Sub-Advisory Agreements with each of Columbia and GSAM will be paid by VALIC out of the advisory fees that VALIC will receive from the Fund.

In view of all the factors considered, the Directors determined that the anticipated profitability to VALIC was reasonable. The Board also concluded that the anticipated profitability of each of Columbia and GSAM from their relationship with the Fund was not material to their deliberations with respect to consideration of approval of the New Sub-Advisory Agreements with each of Columbia and GSAM.

Economies of Scale. For similar reasons as stated above with respect to Columbia’s and GSAM’s anticipated profitability and its costs of providing services, the Board concluded that the potential for economies of scale in Columbia’s and GSAM’s management of the Fund is not a material factor to the approval of the New Sub-Advisory Agreements with each of Columbia and GSAM.

Terms of the New Sub-Advisory Agreements. The Board reviewed the terms of the New Sub-Advisory Agreements with each of Columbia and GSAM, including the duties and responsibilities to be undertaken. The Board concluded that the terms of the New Sub-Advisory Agreements with each of Columbia and GSAM were reasonable.

Conclusions. In reaching its decision to approve the New Sub-Advisory Agreements with each of Columbia and GSAM, the Board did not identify any single factor as being controlling but based its recommendation on each of the factors it considered. Each Director may have contributed different weight to the various factors. Based upon the materials reviewed, the representations made and the considerations described above, and as part of their deliberations, the Board, including the Independent Directors, concluded that each of Columbia and GSAM possesses the capability and resources to perform the duties required under the New Sub-Advisory Agreements with each of Columbia and GSAM.

Information about GSAM

GSAM, located at 200 West Street New York, NY 10282. GSAM has been registered as an investment adviser with the SEC since 1990 and is an affiliate of Goldman Sachs & Co. LLC (“Goldman”). As of March 31, 2024, GSAM, including its investment advisory affiliates, had assets under supervision of approximately $2,568.54 billion. Assets under supervision include assets under management and other client assets for which Goldman does not have full discretion.

The GSAM team responsible for managing a portion of the International Value Fund is Alexis Deladerrière, CFA, and Abhishek Periwal, CFA.

The following chart lists GSAM’s principal executive officers and directors and their principal occupations.

Name and Address*	Principal Occupation

Judith Shandling	Chief Compliance Officer

David Plutzer	Chief Legal Officer

Marc Nachmann	Chief Executive Officer

William Bousquette	Chief Operating Officer

*The address for the Directors and Officers is 200 West Street New York, NY 10282.

No Director of VC I has owned any securities or has had any material interest in, or a material interest in a material transaction with, GSAM or its affiliates since the beginning of the Fund’s most recent fiscal year. No officers or Directors of VC I are officers, employees, directors, general partners, or shareholders of GSAM.

GSAM provides investment advisory services to the mutual fund listed below, which has investment strategies or objectives similar to that of the Fund. While the investment strategies or objectives of the mutual fund listed below may be similar to that of the Fund, the nature of services provided by GSAM may be different. As a sub-adviser, GSAM may perform a more limited set of services and assume fewer responsibilities for a Fund than it does for the fund listed below. The name of the fund, together with information concerning the fund’s assets, and the advisory fee rates paid (as a percentage of average net assets) to GSAM for its management services, are set forth below.

Comparable Mutual Fund	Assets as of May 31, 2024 (millions)	Fee Rate (% of average daily net assets)

Goldman Sachs International Equity Income Fund	$1,529.6	0.80% on the first $1 billion 0.72% on the next $1 billion 0.68% on the next $3 billion 0.67% on the next $3 billion 0.66% over $8 billion

Information about Columbia

Columbia, located at 290 Congress Street, Boston, Massachusetts 02210. Columbia is a registered investment adviser and a wholly-owned subsidiary of Ameriprise Financial, Inc. Columbia’s management experience covers all major asset classes, including equity securities, debt instruments, and money market instruments. In addition to serving as an investment adviser to traditional mutual funds, exchange-traded funds, and closed-end funds, Columbia acts as an investment adviser for itself, its affiliates, individuals, corporations, retirement plans, private investment companies, and financial intermediaries. Columbia managed $427.56 billion in assets as of March 31, 2024.

The Columbia team managing a portion of the International Value Fund includes Fred Copper, CFA, Daisuke Nomoto, CMA (SAAJ), and Paul J. DiGiacomo, CFA.

The following chart lists Columbia’s principal executive officers and directors and their principal occupations.

Name and Address	Principal Occupation
Francine Asselta 485 Lexington Ave New York, NY 10017	Vice President and Head of North America Institutional
Michael G. Clarke 290 Congress Street Boston, MA 02210	Director, Senior Vice President and North America Head of Operations and Investor Services
Michael E. DeFao 290 Congress Street Boston, MA 02210	Vice President, Chief Legal Officer and Assistant Secretary
Brian M. Engelking 901 3rd Ave S Minneapolis, MN 55402-3367	Director, Vice President and Chief Financial Officer
Lee A. Faria 290 Congress Street Boston, MA 02210	Vice President and Chief Compliance Officer
Joshua (Josh) Kutin 290 Congress Street Boston, MA 02210	Head of Asset Allocation, North America
Melda Mergen 290 Congress Street Boston, MA 02210	Managing Director and Global Head of Equities
Gene R. Tannuzzo 901 3rd Ave S Minneapolis, MN 55402-3367	Managing Director and Global Head of Fixed Income
William F. “Ted” Truscott 290 Congress Street Boston, MA 02210	President and Chairman of the Board
Matt M. Waldner 290 Congress Street Boston, MA 02210	Senior Vice President and Global Head of Trading

No Director of VC I has owned any securities or has had any material interest in, or a material interest in a material transaction with, Columbia or its affiliates since the beginning of the Fund’s most recent fiscal year. No officers or Directors of VC I are officers, employees, directors, general partners, or shareholders of Columbia.

Columbia provides investment advisory or sub-advisory services, as applicable, to the mutual funds and/or institutional accounts listed below, which have investment strategies or objectives similar to that of the Fund. While the investment strategies or objectives of the mutual funds and/or accounts listed below may be similar to that of a Fund, the nature of services provided by Columbia may be different. As a sub-adviser, Columbia may perform a more limited set of services and assume fewer responsibilities for a Fund than it does for certain funds listed below. The name of each such fund or account, together with information concerning the fund’s assets, and the advisory or sub-advisory fee rates paid (as a percentage of average net assets) to Columbia for its management services, are set forth below.

Comparable Funds/Accounts	Assets as of May 31, 2024 (millions)	Fee Rate (% of average daily net assets)
Columbia Overseas Value Fund	3,158,795,042.21
		Assets $M	Rate
		$0 - $500	0.870%
		$500 - $1,000	0.820%
		$1,000 - $1,500	0.770%
		$1,500 - $3,000	0.720%
		$3,000 - $6,000	0.700%
		$6,000 - $12,000	0.680%
		>$12,000	0.670%
Columbia Trust Overseas Value Fund	146,875,283.71	Class 1 0.58%; Class 2 0.50%; Inst 100 0.45%; Inst 300 0.40%

Account 1	239,336,915.23	0.37% on assets up to $100 million; 0.35% on assets of $100 million & less than $200 million; 0.33% on assets of $200 million & less than $300 million; 0.31% on assets of $300 million and less than $400 million; 0.30% on assets of $400 million and above

Account 2	205,526,041.27	0.40% on the first $150 million; 0.35% on the next $150 million

Account 3	644,829,333.47	0.30% on the first $250 million; 0.26% on the next $250 million; 0.23% on the next $250 million; 0.212% on all assets over $750 million

Other Service Agreements

VC I has entered into an Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”) with SunAmerica Asset Management, LLC (“SunAmerica”) to provide certain accounting and administrative services to the Fund. VC I has also entered into a Master Transfer Agency and Service Agreement (the “MTA”) with VALIC Retirement Services Company (“VRSCO”) to provide transfer agency services to the Fund, which include shareholder servicing and dividend disbursement services. For the fiscal year ended May 31, 2024, pursuant to the Administrative Services Agreement and MTA, the Fund paid $325,571 and $3,960 to SunAmerica and VRSCO, respectively.

SunAmerica and Corebridge Capital Services, Inc. (“CCS”), the Fund’s principal underwriter, are located at 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302. VRSCO, the Fund’s transfer agent, is located at 2929 Allen Parkway, Houston, Texas 77019. SunAmerica is an indirect, partially-owned subsidiary of AIG. VALIC is also an indirect, partially-owned subsidiary of AIG, and therefore, is an affiliate of SunAmerica. VRSCO and CCS are also affiliates of VALIC. The approval of the New

Sub-Advisory Agreement did not affect the services provided to the Fund by SunAmerica, VRSCO, or CCS.

Brokerage Commissions

The Fund did not pay any commissions to affiliated broker-dealers for the period ended April 30, 2024.

Shareholder Reports

Copies of the Fund’s most recent annual and semi-annual reports to shareholders are available without charge and may be obtained by writing to P.O. Box 15648, Amarillo, Texas 79105-5648 or by calling 1-800-448-2542. VC I’s prospectus, SAI, and shareholder reports are available online at http://valic.onlineprospectus.net/VALIC/FundDocuments/index.html.

Shareholder Proposals

The Fund is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Fund must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Kathleen D. Fuentes, Esq., Vice President, Chief Legal Officer, and Secretary of VALIC Company I, 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302.

Ownership of Shares

As of June 14, 2024, there were approximately 43,142,761.90 shares outstanding of the Fund. All shares of the Fund are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract or Plan, or interests therein, representing more than 5% of the outstanding shares of the Fund. The Directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the Fund’s shares as of the Record Date.

By Order of the Board of Directors,

/s/ John T. Genoy

John T. Genoy Presiıdent VALIC Company I

Dated: June 27, 2024

EXHIBIT A

AMENDMENT NO. 6

TO THE

INVESTMENT SUB-ADVISORY AGREEMENT

This AMENDMENT NO. 6 to the INVESTMENT SUB-ADVISORY AGREEMENT (“Amendment”) is dated as of April 29, 2024, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas life insurer (“VALIC”), and GOLDMAN SACHS ASSET MANAGEMENT, L.P. (the “Sub-Adviser”).

WITNESSETH:

WHEREAS, VALIC and VALIC Company I, a Maryland corporation (the “Company”), have entered into an Investment Advisory Agreement dated as of January 1, 2002, as amended (the “Advisory Agreement”), pursuant to which VALIC has agreed to provide investment management, advisory and administrative services to the Company; and

WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company; and

WHEREAS, VALIC and the Sub-Adviser are parties to an Investment Sub-Advisory Agreement dated March 10, 2008, as amended from time to time (the “Subadvisory Agreement”), pursuant to which the Sub-Adviser furnishes investment advisory services to certain investment series (the “Covered Funds”) of the Company, as listed on Schedule A to the Subadvisory Agreement; and

WHEREAS, the Board of Directors of the Company has approved this Amendment to the Subadvisory Agreement and it is not required to be approved by the shareholders of the Covered Funds.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Subadvisory Agreement as follows:

1. Schedule A Amendment. Schedule A to the Subadvisory Agreement is hereby amended and restated as attached hereto to reflect that the Sub-Adviser will manage a portion of the assets of the International Value Fund and shall be compensated on those assets managed in accordance with Section 2 of the Subadvisory Agreement at the fee rate reflected in Schedule A attached hereto.

2.  Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.  Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

4.  Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement. The parties agree that this Amendment and any documents related hereto may be electronically signed. The parties agree that any electronic signatures appearing on this Amendment and any related documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

  IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By: /s/ Thomas M. Ward Name: Thomas M. Ward Title: Authorized Signatory

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By: /s/ Marci Green Name: Marci Green
Title: Managing Director

SCHEDULE A

Effective April 29, 2024

Annual Fee computed at the following annual rate, based on average daily net assets for each month on that portion of the assets managed by SUB-ADVISER, and payable monthly:

Covered Fund	Fee
International Value Fund	omitted
Systematic Core Fund	omitted
Systematic Growth Fund	omitted

EXHIBIT B

AMENDMENT NO. 1

TO THE

INVESTMENT SUB-ADVISORY AGREEMENT

This AMENDMENT NO. 1 to the INVESTMENT SUB-ADVISORY AGREEMENT (“Amendment”) is dated as of April 29, 2024, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas life insurer (“VALIC”), and COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC (the “SUB-ADVISER”).

WITNESSETH:

WHEREAS, VALIC and VALIC Company I entered into an Investment Advisory Agreement, dated January 1, 2002 (as amended, restated or otherwise modified from time to time, the “Advisory Agreement”), with respect to the Covered Funds reflected in Schedule A of the Advisory Agreement; and

WHEREAS, VALIC and the SUB-ADVISER are parties to that certain Investment Sub-Advisory Agreement, dated December 16, 2021 (as amended, restated or otherwise modified from time to time, the “Sub-Advisory Agreement”), pursuant to which the Sub-Adviser furnishes investment advisory services to certain investment series (the “Covered Funds”) of the Company, as listed on Schedule A to the Subadvisory Agreement; and

WHEREAS, the parties wish to amend and restate Schedule A to the Sub-Advisory Agreement as attached hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.

Schedule A Amendment. Schedule A to the Sub-Advisory Agreement is hereby amended and restated as attached hereto to reflect that the Sub-Adviser will manage a portion of the assets of the International Value Fund and shall be compensated on those assets managed in accordance with Section 2 of the Sub-Advisory Agreement at the fee rate reflected in Schedule A attached hereto.

2.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment.

3.

Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Sub-Advisory Agreement shall remain unchanged and shall continue to be in full force and effect.

4.	Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Sub-Advisory Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment to the Sub-Advisory Agreement as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	/s/ Thomas M. Ward
Name: Thomas M. Ward
Title: Authorized Signatory

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Dana Keene
Name: Dana Keene
Title: Vice President

SCHEDULE A

COVERED FUND(S)

Effective April 29, 2024

Annual Fee computed at the following annual rate, based on average daily net assets for each month on that portion of the assets managed by SUB-ADVISER, and payable monthly:

Covered Fund	Rate

Capital Appreciation Fund	omitted

International Value Fund	omitted

VALIC COMPANY I

2919 Allen Parkway, 8th floor,

Houston, Texas 77019

International Value Fund

(the “Fund”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this

Notice is available at

https://www.corebridgefinancial.com/rs/prospectus-and-reports/information-statements

This Notice is to inform you that an information statement (the “Information Statement”) regarding the approval of two new investment sub-advisory agreements is now available at the website referenced above. The Fund is a series of VALIC Company I (“VC I”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access our website to review a complete copy of the Information Statement, which contains important information about two new investment sub-advisory agreements.

As discussed in the Information Statement, at a meeting held on January 23-24, 2024 (the “Meeting”), the Board of Directors (the “Board”) of VC I approved investment Sub-Advisory Agreements between the Variable Annuity Life Insurance Company, the Fund’s investment adviser, and each of Goldman Sachs Asset Management, L.P. and Columbia Management Investment Advisers, LLC with respect to the Fund (each, a “New Sub-Advisory Agreement,” and collectively, the “New Sub-Advisory Agreements”). GSAM and Columbia replaced Allspring Global Investments, LLC as the subadviser to the Fund. The Fund is a series of VC I. The New Sub-Advisory Agreements became effective on April 29, 2024.

VC I has received an exemptive order from the U.S. Securities and Exchange Commission, which allows VALIC, subject to certain conditions, to enter into and materially amend sub-advisory agreements without obtaining shareholder approval. The Board, including a majority of the Independent Directors, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund will provide information to shareholders about any new sub-adviser and sub-advisory agreement within 60 days of the hiring of any new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Notice is being mailed on or about June 28, 2024, to all participants in a contract or plan who were invested in the Fund as of the close of business on April 29, 2024. A copy of the Information Statement will remain on our website until at least June 28, 2025, and shareholders can request a complete copy of the Information Statement until that time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing VC I at P.O. Box 15648, Amarillo, Texas 79105-5648 or by calling 1-800-448-2542. You can request a complete copy of the Information Statement until June 28, 2025. To ensure prompt delivery, you should make your request no later than that time. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.